      As filed with the Securities and Exchange Commission on June 21, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             MODTECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                33-0825386
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)


                               2830 BARRETT AVENUE
                                PERRIS, CA 92571
               (Address of Principal Executive Office) (Zip Code)


         MODTECH HOLDINGS, INC. 1999 PREDECESSOR OPTIONS CONVERSION PLAN
                            (Full title of the plan)


                                 EVAN M. GRUBER
                               2830 BARRETT AVENUE
                                PERRIS, CA 92571
                     (Name and address of agent for service)


                                 (909) 943-4014
          (Telephone number, including area code, of agent for service)


                                    COPY TO:
                               JON R. HADDAN, ESQ.
                               HADDAN & ZEPFEL LLP
                         4675 MACARTHUR COURT, SUITE 710
                             NEWPORT BEACH, CA 92660
                                 (949) 752-6100


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of Securities      Amount to        Proposed Maximum            Proposed Maximum               Amount
 to Be Registered      Be Registered   Offering Price Per Share    Aggregate Offering Price     Registration Fee
-------------------    -------------   ------------------------    ------------------------     ----------------
Common Stock,
$0.01 par value           1,181,163      $5.79(1)                    $6,838,934(1)                $1,901
================================================================================================================

(1) Calculated pursuant to Rule 457(h) based on the weighted average per share exercise price.
===============================================================================

                           Incorporation by reference

The contents of the Registrant's Registration Statement on Form S-8 filed with the Commission on May 21, 1999 (Commission File No. 333-79023) are incorporated herein by reference. Pursuant to General Instruction E to Form S-8, the Registrant is registering 1,181,163 additional shares hereby.



ITEM 8.  EXHIBITS.

           3.1    Certificate of Incorporation of the Company (1)

           3.2    Bylaws of the Company (1)

           5.1    Opinion of Haddan & Zepfel LLP

          23.1    Consent of KPMG LLP

          24.2    Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

-------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-4, filed with the Commission on October 27, 1998 (Commission File No. 333-69033).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on June 18, 1999.

                             MODTECH HOLDINGS, INC.

                             By:/s/ EVAN M. GRUBER
                                -----------------------
                                Evan M. Gruber
                                Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan M. Gruber his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

 Signature                                                Title                                  Date
 ---------                                                ------                                 ----
(1) Principal Executive Officer

/s/ EVAN M. GRUBER                                        Chief Executive Officer, Chairman      June 18, 1999
------------------                                        of the Board and a Director
Evan M. Gruber

(2) Principal Financial and Accounting Officer

/s/ MICHAEL G. RHODES                                     Chief Financial Officer and            June 18, 1999
---------------------                                     Chief Operating Officer
Michael G. Rhodes

(3) Directors

/s/ PATRICK VAN DEN BOSSCHE                               President, Secretary                   June 18, 1999
---------------------------                               and a Director
Patrick Van Den Bossche

/s/ CHARLES C. McGETTIGAN                                 Director                               June 18, 1999
-------------------------
Charles C. McGettigan

/s/ MYRON A. WICK III                                     Director                               June 18, 1999
---------------------
Myron A. Wick III

/s/ DANIEL J. DONAHOE III                                 Director                               June 18, 1999
-------------------------
Daniel J. Donahoe III

/s/ CHARLES A. HAMILTON                                   Director                               June 18, 1999
-----------------------
Charles A. Hamilton

/s/ CHARLES R. GWIRTSMAN                                  Director                               June 18, 1999
------------------------
Charles R. Gwirtsman

/s/ ROBERT W. CAMPBELL                                    Director                               June 18, 1999
----------------------
Robert W. Campbell

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
3.1       Certificate of Incorporation of the Company(1)

3.2       Bylaws of the Company(1)

5.1       Opinion of Haddan & Zepfel LLP

23.1      Consent of KPMG LLP

24.2      Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

--------------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-4, filed with the Commission on October 27, 1998 (Commission File No. 333-69033).